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                                                                  EXHIBIT 23.02




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-92941) of Fairchild Semiconductor International, Inc. of our report dated February 24, 1999 relating to the financial statements of the Power Device Business of Samsung Electronics Co., Ltd., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Samil Accounting Corporation

Samil Accounting Corporation



Seoul, Korea
January 6, 2000